Exhibit 10.4

MODIFICATION OF MUTUAL RESCISSION AGREEMENT

This is a modification (“Modification”) of the Mutual Rescission Agreement of January 6, 2006 (the “Rescission”), by and among Red Alert Group, Inc. (“RED ALERT), Timothy Holly (“HOLLY”) and Simex Technologies, Inc. (“SIMEX”) (RED ALERT, HOLLY and SIMEX, collectively the “Parties,” and each a “Party”).

Recitals

A. The Parties believe that certain matters have not been addressed in the Rescission; and

B. To give effect to the purposes of the Rescission, certain amendments are required;

Therefore, in consideration of the terms, conditions, and mutual benefits contained herein, the Parties hereby agree to modify the Rescission to include the following:

1. RED ALERT MATTERS.  During the period from on or about August 27, 2004 to January 6, 2006, HOLLY served as chairman of the board, president and chief executive officer of SIMEX.  HOLLY has previously provided SIMEX with a letter dated January 11, 2006 (the “Management Letter”), a true and correct copy of which is attached hereto as an Exhibit, that discloses certain legal and financial matters that occurred in the name of SIMEX while Mr. Holy was an officer and director thereof (the “Management Matters”).

2. CANCELLED SHARES.  RED ALERT makes the following representations and warranties concerning certain SIMEX shares and consulting agreements:

(a) On August 30, 2004, 2,300,000 shares of free-trading SIMEX common stock issued to Antoon Theis, 1,600,000 shares of free-trading SIMEX common stock issued to Lencola Sullivan-Verseveldt, 15,000 shares of free-trading SIMEX common stock issued to Lettie Logher-Mulder, pursuant to certain consulting agreements with these individuals, were mistakenly issued (collectively, the “Mistakenly Issued Shares”);

(b) On September 9, 2004, it was determined that, under Regulation S-8 of the U.S. Securities Exchange Commission (“SEC”), the consulting services sought from Antoon Theis and Lencola Sullivan-Verseveldt, specifically the raising of funds for SIMEX and RED ALERT, could not be legally compensated with the Mistakenly Issues Shares;

(c) On September 9, 2004, it was determined that Lettie Logher-Mulder had actually received and accepted 15,000 shares of RED ALERT common stock as compensation for consulting services actually performed;

 (d) At the time of each determination, the MISTAKENLY ISSUED SHARES WERE CANCELLED and each consulting agreement was made void ab initio; however, the records of the stock transfer agent for SIMEX still reflect that the shares are outstanding.

(e) Upon the delivery to SIMEX, and approval of its Stock Transfer Agent, of certificates for the Mistakenly Issued Shares, and formal and properly executed stock powers, with signature guarantees, for the Mistakenly Issued Shares, SIMEX shall pay to Red Alert the sum of $10,000.00.  If the certificates and duly executed stock powers have not been received within forty-five (45) days of the date of this Modification, then SIMEX will have no obligation to Red Alert under this Paragraph 2.

3. PIEDMONT CENTER OFFICE.  RED ALERT makes the following representations and warranties regarding the lease of office space at Piedmont Center.

(a) RED ALERT intended to occupy and operate its business from, and did occupy and operate its business from, office space in the Piedmont Center complex (the “Office”), but did not intend to have SIMEX occupy or operate from the Office;

(b) The lease agreement for the Office was incorrectly executed on behalf of SIMEX as an additional party to the lease agreement, and RED ALERT should have been solely-responsible for all obligations under the lease and occupation of the Office;

(c) RED ALERT hereby ASSUMES AND AGREES to pay, perform and discharge all obligations under or arising out of the leasing of the Office.

(d) Upon receipt of an executed satisfaction of judgment and/or writ of fieri facias marked “satisfied”, relating to a judgment obtained by the lessor of the Office against SIMEX, believed to be that Consent Judgment filed December 14, 2004 in the Magistrate Court of Fulton County, State of Georgia, in Civil Action No. 04-ED-218720, SIMEX shall pay to Red Alert the sum of $15,000.00.  If SIMEX has not received documentation evidencing the satisfaction of the Consent Judgment within forty-five (45) days of the date of this Modification, then SIMEX shall have no obligation to RED ALERT under this Paragraph 3.

4. ASSUMPTION OF THE DEAL NOTE.  RED ALERT makes the following representations and warranties regarding a certain SIMEX promissory note:

(a) To induce SIMEX to enter into the Exchange Agreement, RED ALERT caused one of its shareholders (Seth Elliot) to make a $60,000 loan to SIMEX (the “Deal Note”) to pay for certain expenses related to the SIMEX second quarter SEC filings;

(b) Since the transaction intended by the Exchange Agreement was not consummated, RED ALERT hereby ASSUMES AND AGREES to pay, perform and discharge all obligations of SIMEX under or arising out of the Deal Note.

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(c) Upon receipt of the original Deal Note marked “satisfied” or “cancelled”, SIMEX shall pay to Red Alert the sum of $10,000.00. If SIMEX has not received documentation evidencing that the Deal Note has been satisfied or cancelled within forty-five (45) days of the date of this Modification, then SIMEX shall have no obligation to Red Alert under this Paragraph 4.

5. INDEMNIFICATION.

(a) For and in consideration of the mutual undertakings set forth in this Modification,  RED ALERT and HOLLY do hereby covenant and agree to defend, indemnify and hold harmless, absolutely and unconditionally, SIMEX, all its successors, agents, assigns, employees, associated companies, and any and all other persons, corporations, and partnerships associated with them (the “Indemnified Persons”) from any and all claims (as defined herein) arising out of or related to the Management Matters previously described, including any breach of a representation made by HOLLY in the Management Letter.

(b) As used herein, the term “claims” shall mean any and all claims, demands, damages, sums of money, costs, expenses, actions, rights, causes of action, agreements, promises, obligations or liabilities of any kind or nature whatsoever, known or unknown, fixed or contingent, suspected or unsuspected, that SIMEX has, incurs or may have or incur, including attorney’s fees incurred by SIMEX as a result of a claim or to enforce this indemnity against RED ALERT or HOLLY, arising out of or related to the Management Matters or a breach of any representation in the Management Letter.

(c) In consideration for the HOLLY’S entry into this Agreement, including the indemnity contained in this Paragraph 5, SIMEX hereby pays HOLLY $5,000.00.

6. NATURE OF THE AGREEMENT.  The terms of this Modification are contractual and not mere recitals.  This Modification may be amended only by a written instrument executed by the Parties or their respective successors.  The headings used herein are for the convenience and do not form any part of the contractual terms of this Modification.

7. THIRD PARTY BENEFICIARIES.  There are no third party beneficiaries to this Modification or the Rescission.

8. ADDITIONAL ACTS.   The Parties shall execute and deliver all documents and perform all further acts that may be reasonably necessary and useful to effectuate the purposes and provisions of this Modification and the Rescission.

9. SEVERABILITY.  If any provision of this Modification or the Rescission is finally held to be void or otherwise unenforceable by the highest court of competent jurisdiction to address the matter, all remaining provisions shall remain in full force and effect.

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10. INCONSISTENT ACTS.  The Parties agree to forbear and refrain from doing any act or exercising any right, whether existing now or in the future, which act or exercise is inconsistent with this Modification or the Rescission.

11. REVOCATION.  This Modification may not be revoked except by a written instrument executed by the Parties.

12. ENTIRE AGREEMENTS AND COUNTERPARTS.  This Modification and the Rescission contain the entire agreement between the Parties.  There are no prior or contemporaneous oral agreements or undertakings, nor any other written agreements between the Parties.  This Modification may be executed and delivered in counterparts by facsimile transmission or otherwise, each of which shall be deemed an original.

IN WITNESS WHEREOF, the Parties have executed and delivered this Modification on the date set forth beside the signature of each Party.

RED ALERT GROUP, INC.

/s/ Timothy A. Holly

December 21, 2006

____________________________

Date: _________________________

Timothy A. Holly, Chairman/CEO

SIMEX TECHNOLOGIES, INC.

/s/ Kjell I Jagelid

December 21, 2006

____________________________

Date: _________________________

/s/ Timothy A. Holly

December 21, 2006

____________________________

Date: _________________________

Timothy A. Holly, Individually

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